For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Acquires Avalon Global Solutions

Accelerates Commercial Sector Initiatives in Wireless Mobility Segment;
Expected to Contribute $10-$11M to Revenue and be Accretive to Net Income in 2012

WASHINGTON, January 4, 2012 /PRNewswire-FirstCall/ — WidePoint Corporation (NYSE Amex: WYY), a specialist in wireless mobility management and cybersecurity solutions, today announced that it has acquired privately held Avalon Global Solutions, Inc. (AGS), a leading provider of communications lifecycle management services, technology, and solutions predominantly to the commercial sector.

Under terms of the acquisition agreement, WidePoint paid $7.5 million in cash at closing on December 31, 2011, and will pay up to an additional $4 million in cash over approximately three years if certain financial targets are achieved. WidePoint management expects the acquisition of AGS to contribute at least $10 million to $11 million in revenue for the full year 2012. The acquisition is also expected to be accretive to WidePoint’s net income in 2012.

Avalon Global Solutions is a leading provider of Business Process Outsourcing (BPO) services for Enterprise Telecommunications Management. AGS also offers permission based audits, a review and analysis of a customer’s telecom invoices, contracts and services applications to identify historic overbilling, contract and tariff-related errors, as well as prospective savings opportunities. In addition, AGS also provides mobile security, and advanced help desk support for mobile devices and applications.

“We are very excited about the opportunity we see with AGS to accelerate our efforts to push our automated system based communications lifecycle management solutions broadly into the commercial sector both in the U.S. marketplace and abroad,” commented Steve Komar, CEO, WidePoint. “Avalon has a strong base of business, with more than 70 clients in the commercial sector, as well as partners that provide us reach internationally, while adding breadth to our services and technology platforms. Our strategic goal has been to expand our successful TEM offering into the commercial market, leveraging the reputation and expertise we have built in the government sector. This acquisition will significantly accelerate that effort while simultaneously providing added scale and incremental profitability.”

AGS supports a wide range of customers from small business to multinationals in a number of industries and government agencies through a suite of solutions that address the management of fixed and mobile telecommunication assets. AGS also supports the U.S. Department of Transportation (DOT) and the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF).

Michael Mansouri, CEO of AGS, stated, “The combination of our platforms greatly enhances both companies as AGS further bolsters WidePoint’s position as the largest provider of automated system based communications lifecycle management services to the U.S. Federal Government. AGS adds a robust and growing number of commercial clients and sales channels to the overall client mix, and it adds services to WidePoint’s overall product and services portfolio.” Mansouri further added, “The addition of WidePoint’s cybersecurity offerings also provides us with an opportunity to introduce new services for our commercial clients as we witness the increasing requirements for security protections for wireless devices, an area in which WidePoint has existing and proven expertise.”

Widepoint funded the AGS asset purchase with senior debt provided by Cardinal Financial Bank through a five-year, $4.0 million note accruing interest at 4.5% annually; two sellers notes accruing interest at 3% annually for $1.0 million and $3.0 million payable over approximately three years; with the $3.0 million note having claw-back provisions for up to the value of the note tied to minimum financial performance targets in 2012 and 2013; and cash provided by the company.  A portion of the proceeds remain in escrow pending the extinguishment of existing AGS debts.

James McCubbin, WidePoint CFO stated, “We expect this transaction to be accretive to net income in 2012, while minimally bolstering top line revenues in 2012 by approximately $10 to $11 million, enhancing our gross margins with the inclusion of their commercial margins which tend to fall within the 50% to 60% range, and further broadening our recurring revenue streams with historical multi-year client relationships.”

Conference Call Information

A conference call and live webcast will take place at 11 a.m. Eastern Time, on Thursday, January 5th, 2012 to discuss the acquisition of Avalon Global Solutions. Anyone interested in participating should call 877-941-4774 if calling within the United States or 480-629-9760 if calling internationally. There will be a playback available until January 12, 2012. To listen to the playback, please call 877-870-5176 if calling within the United States or 858-384-5517 if calling internationally. Please use pin number 4502310 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=00009208.

About Avalon Global Solutions

Avalon Global Solutions, Inc. (AGS) is a leading provider of Business Process Outsourcing (BPO) services for Enterprise Telecommunications Management including: Telecom Expense Management (TEM), Permission Based AuditSM, Mobile Lifecycle Management, Mobile Security, and Advanced Help Desk Support for mobile devices and applications.  AGS supports over 400 mobile device types, pagers, cell phones, smart phones, air cards, mobile routers, and tens of thousands of lines and circuits.  AGS’s solutions align consumption with enterprise needs, increase visibility into and control over expenses and improve workforce satisfaction and productivity.  For more information, please visit http://www.avalonglobalsolutions.com.

About WidePoint

WidePoint is a specialist in providing wireless mobility management and CyberSecurity Solutions utilizing its advanced information technology products and services. WidePoint has several wholly owned subsidiaries holding major government and commercial contracts including, Operational Research Consultants, Inc., iSYS, LLC, Protexx Technology Corporation, Advanced Response Concepts Corporation, and WidePoint IL, Inc. WidePoint enables organizations to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit http://www.widepoint.com.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; (v) the risk factors disclosed in the Company's periodic reports filed with the SEC; and (vi) the company’s expectations of revenue and synergies from the acquisition of the assets of Avalon Global Systems. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.